Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Free Income Fund dated February 12, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 39 and Amendment No. 31 to Registration Statement File Nos. 2-57653 and 811-07597, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 19, 1999